UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2015

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2015, Immunomedics, Inc., a Delaware corporation (the “Company”), and Dr. David M. Goldenberg (“Dr. Goldenberg”), entered into an amendment to the Amended and Restated Employment Agreement, by and between the Company and Dr. Goldenberg, dated July 14, 2015 (the “Existing Agreement”). The Amendment removes the “modified single-trigger” provision included in the Existing Agreement. This provision provided that certain severance payments and benefits are triggered in the event that there has been a “Change in Control” (as defined in the Existing Agreement) of the Company and thereafter Dr. Goldenberg voluntarily terminates his employment with the Company for any reason. Pursuant to the Amendment, Dr. Goldenberg will no longer be entitled to voluntarily terminate the employment agreement in the event of a Change in Control and receive certain severance payments and benefits.

The preceding summary description is qualified in its entirety by reference to the terms of the Amendment, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Immunomedics, Inc.

Dated: November 30, 2015	By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer